UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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NSTAR

(Name of Registrant as Specified In Its Charter)

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800 Boylston Street

Boston, MA 02199

March 28, 2005

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of NSTAR, to be held on Thursday, April 28, 2005 at 11:00 a.m. at the Bank of America Auditorium, 100 Federal Street, Boston, Massachusetts 02110.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement set forth the business to come before this year’s Annual Meeting.

Your vote on the business at the Annual Meeting is important, regardless of the number of shares that you own. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy in the envelope provided, or vote your proxy by telephone or the Internet as provided in the instructions set forth on the proxy card, as soon as possible. At the Annual Meeting, management will report on operations and other matters affecting NSTAR and will respond to Shareholders’ questions.

Sincerely,

Thomas J. May

Chairman, President and Chief Executive Officer

800 Boylston Street

Boston, Massachusetts 02199

Notice of Annual Meeting of Shareholders

to be held on April 28, 2005

To the Holders of NSTAR’s Common Shares:

The Annual Meeting of Shareholders of NSTAR will be held at the Bank of America Auditorium, 100 Federal Street, Boston, Massachusetts 02110, on Thursday, April 28, 2005 at 11:00 a.m., for the following purposes:

1.	To elect four Class III trustees to serve until the 2008 Annual Meeting and until the election and qualification of their respective successors.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for 2005.

3.	To amend Section 28 of the Company’s Declaration of Trust to increase the number of the Company’s authorized Common Shares from 100,000,000 to 200,000,000.

4.	To transact any other business which may properly come before the Annual Meeting or any adjournment thereof.

Further information as to the matters to be considered and acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

Only the holders of Common Shares of NSTAR as of the close of business on March 7, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

Please sign, date and return the accompanying proxy in the enclosed return envelope, which requires no postage if mailed in the United States, or cast your vote by telephone or the Internet. Your proxy may be revoked at any time before the vote is taken by delivering to the Secretary a revocation or a proxy bearing a later date.

By Order of the Board of Trustees,

Douglas S. Horan

Senior Vice President, Secretary and General Counsel

Boston, Massachusetts

March 28, 2005

QUESTIONS AND ANSWERS

Q:	When and where is the Annual Meeting?

A:	We will be holding the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) of NSTAR (“NSTAR”, or the “Company”) on Thursday, April 28, 2005, at 11:00 a.m. at the Bank of America Auditorium, 100 Federal Street, Boston, Massachusetts 02110.

Q:	What am I being asked to vote on at the Annual Meeting?

A:	We are asking you to vote on three proposals at the Annual Meeting: the election of four trustees to hold office for a three-year term; the ratification of the appointment of the Company’s independent public accountants; and an amendment to the Declaration of Trust that would increase the number of authorized Common Shares from 100,000,000 to 200,000,000.

Q:	How does the Board of Trustees recommend I vote on these proposals?

A:	The Board of Trustees of the Company recommends that you vote For Proposals 1, 2 and 3.

Q:	Who is entitled to vote at the Annual Meeting?

A:	You are entitled to vote at the Annual Meeting if you owned NSTAR Common Shares on March 7, 2005, the record date for the Annual Meeting. On March 7, 2005, the Company had 53,339,657 Common Shares outstanding.

Q:	What vote of the Shareholders is needed to approve the proposals?

A:	The holders of a majority of the outstanding Common Shares, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Provided that a quorum is present at the Annual Meeting, the affirmative vote of a plurality of votes is required for the election of trustees. A quorum and the approval of a majority of the Common Shares represented in person or by proxy and entitled to vote at the Annual Meeting is needed in order for Proposals 2 and 3 to be approved.

Q:	What does it mean if I receive more than one proxy card?

A:	It means that you have multiple accounts with the transfer agent or with brokers. Please complete and return all proxy cards to ensure that all of your shares are voted.

Q:	What do I need to do now?

A:	Please carefully read this Proxy Statement. If you are a registered Shareholder entitled to vote, you may vote by telephone or the Internet (instructions for both are provided on your proxy card) or complete, sign and mail your proxy card in the enclosed return envelope as soon as possible. If you sign and send in your proxy card and do not mark how you want to vote, your proxy will be counted as a vote in favor of the nominees for trustee and Proposals 2 and 3. If you prefer, you can attend the Annual Meeting and vote your shares in person.

Q:	What do I do if my shares are held in “street name” by my broker?

A:	If you are not a registered Shareholder, but hold your shares in street name through a bank or brokerage firm, your bank or broker will send you a proxy card. Many brokers also offer the option of voting either by telephone or the Internet, instructions for which will be provided by your broker on your proxy card.

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Q:	Can I change my mind after I have mailed in my signed proxy card or after I have voted by telephone or the Internet?

A:	Yes. There are three ways you may withdraw your proxy at any time before the vote takes place: (1) you may return to the Secretary of the Company another properly signed proxy card bearing a later date; (2) you may deliver a written revocation of your proxy to the Secretary of the Company; or (3) you may attend the Annual Meeting or any adjourned session in person and vote the shares covered by the proxy. The mailing address for the Secretary of the Company is: Douglas S. Horan, Secretary, NSTAR, 800 Boylston Street, Boston, MA 02199.

Q:	What do I need to do if I plan to attend the Annual Meeting in person?

A:	Please fill out the proxy card completely and mark the appropriate box on the front of the proxy card; or, if voting by telephone or the Internet, follow the instructions provided for attendance. Please also bring the Admission Ticket attached to your proxy card (or printed from the Internet) along with a form of identification with you to the Annual Meeting.

Q:	Whom should I call if I have any additional questions?

A:	If you hold your shares directly, please call NSTAR’s Investor Relations Department at (781) 441-8121. If your shares are held in street name, please contact your broker at the telephone number provided by your broker on your proxy card.

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NSTAR

800 Boylston Street

Boston, Massachusetts 02199

(617) 424-2000

PROXY STATEMENT

This Proxy Statement, together with the accompanying proxy card and 2004 Annual Report to Shareholders, is being furnished to Shareholders of NSTAR, a Massachusetts business trust, in connection with the solicitation of proxies by the Board of Trustees of NSTAR to be voted at the Annual Meeting of Shareholders (“Annual Meeting”). The Annual Meeting will be held on Thursday, April 28, 2005 at the Bank of America Auditorium, 100 Federal Street, Boston, Massachusetts, 02110. Due notice of the Annual Meeting is being given in accordance with the Company’s Declaration of Trust for the purposes set forth in the foregoing Notice. The approximate date on which this Proxy Statement and accompanying proxy card will first be mailed to Shareholders is March 28, 2005.

The accompanying proxy, if properly executed and delivered by a Shareholder entitled to vote (or voted by telephone or the Internet), will be voted at the Annual Meeting as specified in the proxy, but may be revoked at any time before the vote is taken by delivery to the Secretary of the Company of a written revocation, by revocation in person to the Secretary at the Annual Meeting, or by a proxy bearing a later date. If choices are not specified on the accompanying proxy, the shares will be voted For the election of all of the nominees for trustee specified below and For Proposals two and three.

All costs of preparing, assembling and mailing the enclosed material and any additional material which may be sent in connection with the solicitation of proxies will be paid by the Company, and no part thereof will be paid directly or indirectly by any other person. The Company has retained Georgeson Shareholder to assist in the solicitation of proxies at a fee of $7,000, plus actual out-of-pocket expenses. Some employees may devote a part of their time to the solicitation of proxies or for attendance at the Annual Meeting, but no additional compensation will be paid to them for the time so employed, and the cost of such additional solicitation will be nominal. The Company will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its Common Shares.

On March 7, 2005, there were issued and outstanding 53,339,657 NSTAR Common Shares. Only holders of record of NSTAR Common Shares at the close of business on that date shall be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof, and those entitled to vote will have one vote for each Common Share held. The NSTAR Savings Plan owned beneficially 3,763,522 Common Shares as of February 17, 2005, representing 7.1% of the outstanding Common Shares. Members of the Plan are entitled to give voting instructions with respect to their interests.

The Annual Report to Shareholders of NSTAR for the year ended December 31, 2004, which includes financial statements, is being mailed to Shareholders with this Proxy Statement.

PROPOSAL NO. 1: ELECTION OF TRUSTEES

Information about the NSTAR Board, Nominees and Incumbent Trustees

NSTAR’s Declaration of Trust provides for classification of the NSTAR Board of Trustees into three classes serving staggered three-year terms. Pursuant to NSTAR’s Declaration of Trust, the Board of Trustees has fixed the number of trustees at eleven. The four persons named below have been nominated by the NSTAR Board of Trustees for election as Class III trustees for a term expiring at the Annual Meeting to be held in the year 2008 and until their successors are duly elected and qualified. The remaining trustees will continue to serve as set forth below, with the Class I trustees having terms expiring in 2006 and the Class II trustees having terms expiring in 2007. If any of the nominees shall by reason of death, disability or resignation be unavailable as a candidate at the NSTAR Annual Meeting, votes pursuant to the proxy will be cast for a substitute candidate as may be designated by the NSTAR Board, or in the absence of such designation, in such other manner as the trustees may in their discretion determine. Alternatively, in any such situation, the Board of Trustees may take action to fix the number of trustees for the ensuing year at the number of nominees and incumbent trustees who are then able to serve. Proxies will then be voted for the election of such nominees, except to the extent that the authority to vote is withheld. Mr. Franklin M. Hundley is retiring from the Board as of the date of the 2005 Annual Meeting of Shareholders. The Company thanks Mr. Hundley for his many years of excellent, dedicated service to the Company and for the leadership and counsel he provided.

The names of the nominees as Class III trustees and the incumbent Class I and Class II trustees, their ages and certain information concerning each such trustee are shown in the following table. Unless otherwise indicated, all nominees and incumbent trustees have held their current or equivalent positions for the previous five years.

Nominees as Class III Trustees - Terms Expiring in 2005

Nominees	Principal Occupation and Directorships
Charles K. Gifford Age: 62 Trustee since: 1999	Chairman and a Director, Bank of America Corporation (retired as Chairman 2005) (Bank holding company); formerly Chairman, Chief Executive Officer and a Director (since 2002), President, Chief Executive Officer and a Director, (2001-2002) and President, Chief Operating Officer and a Director (1999-2001), FleetBoston Financial.

Paul A. La Camera Age: 62 Trustee since: 1999	President and General Manager, WCVB-TV Channel 5 Boston (Broadcasting).

Sherry H. Penney Age: 67 Trustee since: 1999	Sherry H. Penney Professor of Leadership, College of Management (since 2001), University of Massachusetts Boston; formerly Chancellor (1988-2000), University of Massachusetts Boston and President, 1995, University of Massachusetts System.

William C. Van Faasen Age: 56 Trustee since: 2002	Chairman and Chief Executive Officer (since 2004), Chairman, President and Chief Executive Officer (since 2003), Blue Cross and Blue Shield of Massachusetts, Inc. (Health care); Director, IMS Health, Inc. and Liberty Mutual Holding Company Inc.

Incumbent Class I Trustees - Terms Expiring in 2006

Trustees	Principal Occupation and Directorships

Thomas G. Dignan, Jr. Age: 64 Trustee since: 1999	Of Counsel (since 2000), Ropes & Gray, LLP (Law firm).

Franklin M. Hundley Age: 70 Trustee since: 1999	Rich, May, P.C. (retired 2003) (Law firm).

Gerald L. Wilson Age: 65 Trustee since: 1999	Vannevar Bush Professor of Engineering, Massachusetts Institute of Technology; Director, Analogics Corp. and SatCon Technology Corp.

Incumbent Class II Trustees - Terms Expiring in 2007

Trustees	Principal Occupation and Directorships

Gary L. Countryman Age: 65 Trustee since: 1999	Chairman Emeritus and a Director (since 2000), Liberty Mutual Holding Company Inc. (Financial services); formerly Chairman of the Board (1998-2000), Liberty Mutual Insurance Company and Liberty Mutual Fire Insurance Company; Chief Executive Officer and President (2000-2001), Liberty Financial Companies, Inc.; Director, Bank of America Corporation and The Neiman-Marcus Group, Inc.

Daniel Dennis Age: 62 Trustee since: 2002	Managing Partner of Daniel Dennis & Company LLP, Certified Public Accountants.

Matina S. Horner Age: 65 Trustee since: 1999	Executive Vice President, Teachers Insurance and Annuity Association/College Retirement Equities Fund (retired 2003) (Financial services); Director, The Neiman-Marcus Group, Inc.

Thomas J. May Age: 57 Trustee since: 1999	Chairman, President (since 2002), Chief Executive Officer and a Trustee, NSTAR and its subsidiaries; Director, Bank of America Corporation and Liberty Mutual Holding Company Inc.

Governance of the Company

Board Independence. In 2003, the Board of Trustees adopted the NSTAR Board of Trustees Corporate Guidelines on Significant Corporate Governance Issues (“Corporate Governance Guidelines”). The Corporate Governance Guidelines provide a framework for NSTAR’s corporate governance initiatives and cover such matters as Board composition, Board meetings, Board committees, and Board and management review and responsibility. A copy of the Corporate Governance Guidelines is available on our website at: www.nstaronline.com.

The Corporate Governance Guidelines provide that a substantial majority of the Company’s trustees should be independent, non-employee trustees. To assist the Board in determining trustee independence, the Board has adopted independence standards that are set forth in detail in the Corporate Governance Guidelines. These standards are consistent with the listing standards of the New York Stock Exchange (“NYSE”), as revised. In general, absent other considerations, the Board will consider a trustee to be independent if he or she is independent under Section 303A.02 (b) of the NYSE Listed Company Manual and he or she does not have, and in the previous three years has not had, and has no immediate family member that has or has had within the previous three years, a “Material Relationship” with the Company. The following relationships, either individually or as a director, executive officer, employee or general partner with, or significant equity holder (i.e., in excess of five percent) of a company or a firm, are considered Material Relationships: (i) a customer or supplier of the Company or its subsidiaries where the amount of compensation paid to or received from such customer or supplier in any single fiscal year exceeds the greater of $1 million or 2% of such customer’s or supplier’s consolidated gross revenue; or (ii) a tax-exempt entity that receives contributions from the Company or its subsidiaries during a calendar year in excess of the greater of $1 million or 2% of the total donations received by such entity. In the case of an immediate family member of a trustee, where the only relationship with such company or firm is that of an employee, such relationship shall not be considered material.

In addition, the members of the Audit, Finance and Risk Management Committee may not receive, directly or indirectly, any fees from the Company other than compensation as a member of the Board of Trustees and the Board’s Committees and may not be otherwise affiliated with the Company as that term is defined in the Securities and Exchange Commission’s (“SEC”) regulations.

The Board has determined that all of the trustees of the Company satisfy the independence requirements of the Corporate Governance Guidelines and are independent for purposes of the NYSE Listed Company Manual, other than Mr. May and Mr. Gifford, and that all members of the Audit, Finance and Risk Management Committee are also independent for the purposes of Section 10A-3 of the Securities Exchange Act of 1934.

Board of Trustees Meetings. The NSTAR Board of Trustees held eight regular meetings during 2004. All trustees attended at least 75% of the meetings of the NSTAR Board and the Committees of the NSTAR Board on which such trustees served.

Executive Sessions. Non-management trustees meet at least twice each year in executive session without management. All trustees other than Mr. May are considered to be non-management trustees. The non-management Trustees designate a chair or presiding trustee for each session from among the non-management members of the Executive Committee.

Trustee Retirement Policy. The NSTAR Board has adopted the following trustee retirement policy: trustees who are employees of NSTAR, with the exception of the Chief Executive Officer, retire from the Board when they retire from employment with the Company. Trustees who are not employees of NSTAR or who have served as Chief Executive Officer retire from the Board at the Annual Meeting of Shareholders following their seventieth birthday.

Policy Relating to Attendance at Annual Meeting. It is the policy of the Board that all trustees are encouraged to attend the Company’s Annual Meeting of Shareholders. Ten of the eleven members of the Board of Trustees attended the Company’s 2004 Annual Meeting.

Committees. The NSTAR Board of Trustees has an Audit, Finance and Risk Management Committee, an Executive Personnel Committee and a Board Governance and Nominating Committee. Each of the amended Committee charters is available on our website at: www.nstaronline.com. The Board also has a standing Executive Committee.

Audit, Finance and Risk Management Committee. The Audit, Finance and Risk Management Committee is comprised of Dr. Matina S. Horner, Chair and Messrs. Daniel Dennis, Franklin M. Hundley and Paul A. La Camera and Dr. Gerald L. Wilson. The Board of Trustees has made a determination that Mr. Dennis is an “audit committee financial expert,” as that term is defined in the SEC’s regulations and that, as noted, each of the members meets the applicable SEC and NYSE independence standards. The Committee met five times in 2004.

In accordance with its Charter, the purpose of the Audit, Finance and Risk Management Committee is to appoint and oversee the independent public accountants, to review the Company’s short and long term financial requirements, risk management and compliance programs, and to assist the Board of Trustees in carrying out the Board’s oversight requirements. Specific duties of the Committee include engagement and oversight of the independent public accountants, oversight of the Company’s audit process, including audit plans, internal controls over financial reporting, and the annual and quarterly financial statements and Management’s Discussion & Analysis of Financial Condition and Results of Operations (“MD&A”) to be included in the Form 10-K and Form 10-Q Reports, and assessing and discussing with management the Company’s short and long-term financing requirements.

Board Governance and Nominating Committee. The Board Governance and Nominating Committee is comprised of Mr. Thomas G. Dignan, Jr., Chair, Mr. Paul A. La Camera, Dr. Sherry H. Penney and Dr. Gerald L. Wilson. The Committee is responsible for overseeing and reviewing the Corporate Governance Guidelines, reporting and recommending changes in the Corporate Governance Guidelines to the full Board, identifying individuals qualified to become Board members and recommending nominees for election to the Board and for appointment to Board Committees. The Committee also oversees the effectiveness of communications between the Board and management and assists the Board in the performance of annual evaluations of Board and Committee performance. This Committee met three times in 2004. Each of the Committee members meets the applicable SEC and NYSE independence standards for membership on the Board Governance and Nominating Committee.

In making trustee nominations for election to the Board, the Board Governance and Nominating Committee identifies candidates who meet the current challenges and needs of the Company. The NSTAR Board of Trustees’ Corporate Governance Guidelines provide that the Board Governance and Nominating Committee is responsible for reviewing with the full Board the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, including skills such as accounting, finance, management, leadership and corporate governance, an understanding of the energy, utility and other customer-service industries, and such issues as diversity and age, taking into consideration the perceived needs of the Board at that point in time. All Board members must be able to dedicate time and resources sufficient to ensure the diligent performance of his or her duties on behalf of the Company, including attendance at Board meetings and applicable Committee meetings. The Board Governance and Nominating Committee may use multiple sources when identifying and evaluating new trustees, including referrals from current trustees and input from third parties and search firms. The Committee reviews the qualifications and references of the candidates identified for consideration. Candidates are assessed based on the criteria contained in the Company’s Corporate Governance Guidelines. The Committee recommends candidates to the Board, which selects nominees to be presented for election by Shareholders and appoints trustees to fill vacancies. With respect to trustees standing for re-election, the Committee considers the trustee’s performance on the Board and whether the trustee’s re-election would be consistent with the Corporate Governance Guidelines discussed above.

William C. Van Faasen is being nominated for election to the Board for the first time. Mr. Van Faasen was appointed to the Board in June 2002. Mr. Van Faasen was brought to the attention of the Board Governance and Nominating Committee by a non-management trustee. The Committee recommended to the Board that he be appointed following a review of several other potential candidates identified by the Committee.

Executive Personnel Committee. The Executive Personnel Committee is comprised of Mr. Gary L. Countryman, Chair, Messrs. Thomas G. Dignan, Jr. and Franklin M. Hundley, Dr. Sherry H. Penney and Mr. William C. Van Faasen. The Committee, which is responsible for reviewing executive officer compensation, personnel planning and performance, certain benefit programs and human resources policies, met three times in 2004. Each of the members meets the applicable SEC and NYSE independence standards for membership on the Executive Personnel Committee.

Executive Committee. The Executive Committee is comprised of Mr. Thomas J. May, Chair, Messrs. Gary L. Countryman, Thomas G. Dignan, Jr. and Charles K. Gifford and Dr. Matina S. Horner. The Committee’s duties include the exercise of those powers of the NSTAR Board of Trustees which by the terms of the Declaration of Trust may be exercised by the Executive Committee between regular Board meetings. The Executive Committee did not meet in 2004.

Trustee Compensation. Each trustee who is not an employee of NSTAR receives an annual Board retainer of $60,000; $25,000 in cash and an additional $35,000 either in cash or, at the election of the trustee, in NSTAR Common Shares. All trustees have elected to receive the $35,000 additional retainer in NSTAR Common Shares. Non-employee trustees who are also members of the Executive Committee receive an annual retainer of $3,000. The Chairs of the Board Governance and Nominating and Executive Personnel Committees receive an additional annual retainer of $5,000 and the Chair of the Audit, Finance and Risk Management Committee receives an additional annual retainer of $13,000. Trustees who are not employees of NSTAR receive $1,500 for attendance in person at each meeting of the Board, $750 for participating in such a meeting by telephone, $1,200 for attendance in person at each Committee meeting and $600 for participating in such a meeting by telephone. Trustees may elect to defer part or all of their fees pursuant to NSTAR’s Trustees’ Deferred Fee Plan. If a Trustee elects to receive the additional $35,000 retainer in the form of NSTAR Common Shares, the shares are automatically credited to a deferred compensation trust account established under that Plan.

Communications with the Board. Any Shareholder who wishes to communicate with the Board or any individual or group of individual trustees, including the non-management trustees as a group, can write to Douglas S. Horan, Secretary, NSTAR, 800 Boylston Street, Boston, MA 02199 or may communicate electronically by sending an e-mail to the following address: hotline@nstaronline.com. Depending on the subject matter, management will forward the communication to the trustee or group of trustees to whom it is addressed, or attempt to handle the inquiry directly, for example, where the request is for information about the Company or is a dividend or related stock matter, or where the communication is primarily commercial in nature. Complaints regarding accounting, internal accounting controls and auditing matters are forwarded to the Chair of the Audit, Finance and Risk Management Committee in accordance with the Audit, Finance and Risk Management Committee’s procedures that are described in its Report contained in this proxy statement and on the Company’s website.

Common Share Ownership by Trustees and Executive Officers

The following table sets forth the number of NSTAR Common Shares beneficially owned as of February 17, 2005 by each trustee, each of the executive officers named in the Summary Compensation Table, and all trustees and executive officers of NSTAR as a group. None of the individual or collective holdings listed below exceeds 1% of the outstanding NSTAR Common Shares. Except as indicated below, all of the shares listed are held by the persons named with both sole voting and investment power.

Name of Beneficial Owner	Number of NSTAR Common Shares Beneficially Owned(1)(2)(3)
Gary L. Countryman	10,054
Daniel Dennis	1,896
Thomas G. Dignan, Jr.	10,961
Charles K. Gifford	8,300
Douglas S. Horan	129,927
Matina S. Horner	9,717
Franklin M. Hundley	9,317
James J. Judge	105,707
Paul A. La Camera	4,209
Thomas J. May	473,501
Joseph R. Nolan, Jr.	27,661
Sherry H. Penney	9,699
Werner J. Schweiger	51,016
William C. Van Faasen	1,770
Gerald L. Wilson	6,272
All trustees and executive officers as a group (18 persons)	906,231

(1)	Includes the following number of Common Share stock options which each of the Named Executive Officers has the right to acquire within 60 days of February 17, 2005; Mr. May, 379,000 shares; Mr. Horan, 102,333 shares; Mr. Judge, 73,333 shares; Mr. Schweiger, 41,667 shares; and Mr. Nolan, 15,333 shares; all executive officers as a group, 625,666 shares.

(2)	Includes the following number of Common Shares held in NSTAR’ s Deferred Compensation Plan: Mr. May, 138,476 shares; Mr. Horan, 27,491 shares; Mr. Judge, 27,011 shares; Mr. Schweiger, 7,804 shares; and Mr. Nolan, 9,225 shares; all executive officers as a group, 232,692 shares. Participants in the Deferred Compensation Plan may instruct the Plan trustee to vote NSTAR Common Shares held in trust in accordance with their allocable share of such deferrals, but have no dispositive power with respect to shares held in the Plan’s trust.

(3)	Includes the following number of Common Shares held in the NSTAR Savings Plan: Mr. May, 14,575 shares; Mr. Horan, 103 shares; Mr. Judge, 4,888 shares; Mr. Schweiger, 781 shares; and Mr. Nolan, 3,103 shares; all executive officers as a group, 30,667 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that trustees, executive officers and persons who beneficially own more than ten percent (10%) of the Company’s Common Shares file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 and/or Form 5 with the SEC and any national securities exchange on which NSTAR’s Common Shares are traded. Trustees, executive officers and greater than ten percent (10%) beneficial owners are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based on a review of the forms furnished to the Company and written representations from the trustees and executive officers, the Company believes that all Section 16(a) filing requirements applicable to its trustees and executive officers were complied with for 2004.

AUDIT, FINANCE AND RISK MANAGEMENT COMMITTEE REPORT

The Audit, Finance and Risk Management Committee is comprised of Dr. Matina S. Horner, Chair and Messrs. Daniel Dennis, Franklin M. Hundley and Paul A. La Camera and Dr. Gerald L. Wilson. The Committee annually reviews the New York Stock Exchange standards of independence and financial expertise for audit committee members and at its most recent review determined that the members of the Committee met such standards. In January 2004 the Board of Trustees designated Mr. Daniel Dennis as the Committee’s financial expert.

In accordance with its Charter, the purpose of the Committee is to appoint and oversee the independent public accountants and to review the Company’s short and long-term financial requirements, as well as its risk management, internal controls over financial reporting and compliance programs, so as to assist the Board of Trustees in carrying out the Board’s oversight requirements. The Committee appoints a firm of independent public accountants annually. PricewaterhouseCoopers LLP was appointed as the Company’s independent public accountants in January 2005 for the 2005 fiscal year, subject to ratification by Shareholders at the 2005 Annual Meeting of Shareholders.

Among the specific duties of the Committee, in addition to engagement and oversight of the independent public accountants, is the oversight of the Company’s audit process. This includes review of the proposed scope of the independent audit and related fees as well as the proposed scope and schedule of internal audit activities. Other key responsibilities are review of the annual and quarterly financial statements and MD&A to be included in the Form 10-K and Form 10-Q Reports, as well as assessment and discussion with management of internal controls over financial reporting, short and long-term financing requirements, risk management programs and the corporate compliance program of NSTAR. A more detailed description of the current duties of the Committee is set forth in the Audit, Finance and Risk Management Committee’s Charter, which was published in the Company’s 2004 Proxy Statement and is available on our website at www.nstaronline.com.

Management is responsible for preparing complete and accurate consolidated financial statements for the Company in accordance with generally accepted accounting principles. The independent public accountants are responsible for performing independent audits of NSTAR’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing reports thereon.

The Committee meets with the independent public accountants, the Company’s internal auditor, the Chief Executive Officer and the senior management of the Company to review the scope and the results of the annual audit, the amount of audit fees, the Company’s system of internal accounting controls over financial reporting, the financial statements contained in the Company’s Annual Report to Shareholders and other related matters. Separate meetings are held with the independent public accountants, internal audit and management. Substantial attention at Committee meetings throughout 2004 was devoted to progress updates and presentations by management and the independent public accountants relative to the Company’s Sarbanes-Oxley Section 404 Internal Control Certification Program. Management’s Report on Internal Control, together with the independent public accountants’ accompanying report, has been reviewed by the Committee and is contained in the Company’s 2004 Annual Report on Form 10-K.

The Committee has established NSTAR’s Employee and Interested Party Complaint Procedures for Accounting and Auditing Matters pursuant to which complaints regarding accounting, internal accounting controls or auditing matters can be made. These procedures are described on the Company’s website at www.nstaronline.com and in periodic employee communications. All communications received through the dedicated telephone number and website are reviewed with the Committee.

The Audit, Finance and Risk Management Committee has reviewed and discussed with management and with PricewaterhouseCoopers LLP the audited consolidated financial statements for fiscal year 2004 and various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). Such matters include all critical accounting policies and practices of the Company, the initial selection and any changes in accounting policies and alternative accounting treatment of material financial statement items, management judgments and accounting estimates, significant audit adjustments and disagreements with management, if any, and all material written communications between the independent public accountants and management. The Audit, Finance and Risk Management Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP those matters required to be disclosed by SAS 61, together with the issue of PricewaterhouseCoopers LLP’s independence generally. Based upon such review and discussions, the Audit, Finance and Risk Management Committee has recommended to the Board of Trustees that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2004 for filing with the SEC.

By the Audit, Finance and Risk Management Committee,

Matina S. Horner, Chair

Daniel Dennis

Franklin M. Hundley

Paul A. La Camera

Gerald L. Wilson

2003-2004 AUDIT AND RELATED FEES

The following sets forth fees incurred by NSTAR and its subsidiaries during 2003 and 2004 for services provided by PricewaterhouseCoopers LLP, the Company’s independent public accountants:

	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees
2004	$2,475,626	$94,700	$0	$3,000
2003	$912,035	$92,619	$25,675	$5,600

Audit Fees - Audit fees for 2004 and 2003 were for all audit services related to the Company’s financial statements and its internal controls in accordance with the standards of the Public Company Accounting Oversight Board. This category also includes fees related to services provided in connection with the Company’s financing transactions, including the preparation of comfort letters and consents.

Audit Related Fees - Audit related fees for 2004 and 2003 included services provided related to the Company’s employee benefit plan audits.

Tax Fees - During 2003 tax fees were incurred for services relating primarily to tax compliance.

All Other Fees - All Other Fees for 2004 and 2003 relate to an annual license fee for online accounting research services.

The Audit, Finance and Risk Management Committee’s policy is to pre-approve all audit and non-audit services provided by the Company’s independent public accountants annually. The Audit, Finance and Risk Management Committee has delegated authority to the Committee’s Chair to pre-approve such services in cases where a meeting of the full Committee is not feasible. All audit and non-audit services for which the Company has engaged PricewaterhouseCoopers LLP during 2004 and 2003 were either pre-approved by the Audit, Finance and Risk Management Committee or the Chair of the Audit, Finance and Risk Management Committee as described above.

EXECUTIVE COMPENSATION

Report of the Executive Personnel Committee

Under the rules established by the SEC, NSTAR is required to provide certain data and information about the compensation and benefits provided to its executive officers, including NSTAR’s Chief Executive Officer and the four other most highly compensated executive officers (the “Named Executive Officers”). The disclosure requirements for the Named Executive Officers include the use of tables summarizing total compensation and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals for the prior year. Because it is the responsibility of the Executive Personnel Committee to review and approve executive officer salaries, incentive compensation and supplemental benefits, the Committee has prepared the following report for inclusion in this Proxy Statement in fulfillment of these requirements.

Compensation Philosophy

NSTAR’s executive compensation philosophy is to provide competitive levels of compensation that advance NSTAR’s annual and long-term performance objectives, reward corporate performance, and assist NSTAR in attracting, retaining and motivating highly qualified executives. The framework for the Committee’s executive compensation program is to establish base salaries which are competitive with electric and gas utility companies in general and to provide additional incentives for excellent performance through the annual and long-term incentive plans. The incentive plan goals are designed to improve the effectiveness and enhance the efficiency of NSTAR’s operations and to create value for Shareholders. The Committee also seeks to link executive and Shareholder interests through equity-based incentive plans. The Committee has recommended and the Board of Trustees has approved share ownership guidelines of five times base salary for the Chief Executive Officer, three times base salary for senior executive officers and two times base salary for all other executive officers. These guidelines allow the executives five years from the date of employment as an executive officer to achieve these levels of ownership.

Components of Compensation

Compensation paid to the Named Executive Officers, as reflected in the following tables, consists of three primary elements: base salary, annual incentive awards and long-term incentive awards. NSTAR’s strategy is to establish total cash compensation (base salary and annual incentives) at the 60th percentile of the utility industry, and to compare its long-term incentive plan to the 50th percentile of companies from equally blended utility and general industry segments.

During 2004, the Committee reviewed updated data collected by nationally recognized compensation experts, as well as data collected by NSTAR’s human resources organization, to determine whether NSTAR’s compensation strategy is being met. The review evaluated base salary and annual incentives in comparison to the utility industry, while long-term incentives were evaluated in comparison to a blend of electric utility and general industry companies. The data demonstrated to the satisfaction of the Committee that NSTAR is in conformance with its compensation strategy.

Annual Incentive Plan

Annual incentive payments for 2004 were made to the Named Executive Officers pursuant to the Company’s Annual Incentive Plan and are reported in the fourth column of the Summary Compensation table below. Awards made for 2004 were based on the achievement of financial, strategic and operational performance goals and individual performance objectives. Achieved financial goals for 2004 included meeting or exceeding earnings per share, total shareholder return and pension plan performance targets. Strategic and operating performance goals and individual objectives achieved included the negotiation of favorably priced energy supply contracts and the permitting and related advancement of a major 345kV transmission line to serve metropolitan Boston, together with the achievement of various customer service and system reliability goals and objectives. All such objectives and goals were derived from the respective corporate operating plans approved by the Committee. Earned bonus awards are determined in the discretion of the Committee based upon the financial and performance factors described above. The Committee does not formally weight any of these factors. The annual incentive award for Mr. May is discussed below.

Long-Term Compensation

Under the NSTAR 1997 Share Incentive Plan, the Named Executive Officers are eligible to receive grants from time to time of stock-related awards of seven general types: (i) stock options, (ii) stock appreciation rights (iii) restricted stock awards, (iv) deferred stock awards, (v) performance unit awards, (vi) dividend equivalent awards, and (vii) other stock-based awards. Grants made to the Named Executive Officers in 2004 consisted of non-qualified stock options, deferred shares and dividend equivalents on the deferred shares, and were based both upon the Committee’s evaluation of the individual’s ability to affect performance towards key strategic objectives and on competitive award data provided by an external consultant. The Committee did not formally weight any of these factors. The options and the deferred shares vest at the rate of 33% per year over a three-year period from the date of grant, and the options may be exercised over a ten-year period.

Other Plans

NSTAR has adopted certain broad-based employee benefit plans in which officers, including the Named Executive Officers, are permitted to participate on the same terms as non-executive employees who meet applicable eligibility criteria. Such plans include pension, life and health insurance plans and a 401(k) savings plan which includes a company contribution equal to 50% of the first 8% of pay contributed by the employee, subject to the limitations of the Internal Revenue Code. In addition, NSTAR has a deferred compensation plan in which the Named Executive Officers may elect to participate. The Named Executive Officers also participate in the Supplemental Executive Retirement Plan, the terms of which are described more fully in this proxy statement in the section entitled “Retirement Benefits.”

Mr. May’s 2004 Compensation

The Committee makes decisions regarding the compensation of the Chief Executive Officer using the philosophy and criteria set forth above. Each year, NSTAR approves the adjustment of salary ranges for the Chief Executive Officer and other executive officers based on studies conducted by external executive compensation consultants. Based upon 2004 studies, NSTAR’s executive compensation levels were adjusted to be within the approved 60th percentile position to market, and Mr. May’s annual base salary was increased to $790,000.

Mr. May’s annual incentive award, shown in the fourth column of the Summary Compensation Table below, was determined by the Committee to be in conformance with the provisions of the Annual Incentive Plan as described above and was based upon the Company’s earnings per share from operations and on the degree of achievement of the corporate and individual goals and objectives described above. The Committee’s policy is to base individual long-term incentive awards on achievement of performance goals and on information derived from an annual study by the Company’s compensation consultant comparing the value of long-term incentive grants to salary levels for a blend of electric and gas utility and general industry companies. The 37,500 deferred shares and 100,000 options granted Mr. May in April 2004 reflect this policy.

Section 162(m) of the Internal Revenue Code

The income tax deductions of publicly traded companies may be limited to the extent total compensation for certain executive officers exceeds one million dollars during any year; however, the deduction limit does not apply to payments that qualify as “performance-based.” The Committee has been advised of the regulations issued by the Internal Revenue Service and will continue to receive updated advice as to the application of these rules to future compensation. However, the Committee intends to continue basing its executive compensation decisions primarily upon performance achieved, both corporate and individual, while retaining the right to make subjective decisions and to award compensation that may or may not meet all of the Internal Revenue Service’s requirements for deductibility.

By the Executive Personnel Committee,

Gary L. Countryman, Chair

Thomas G. Dignan, Jr.

Franklin M. Hundley

Sherry H. Penney

William C. Van Faasen

EXECUTIVE COMPENSATION TABLES

The following information is provided for the years 2004, 2003, and 2002 regarding annual and long-term compensation earned by NSTAR’s Chief Executive Officer and the four other most highly compensated executive officers of the Company.

SUMMARY COMPENSATION TABLE

	Annual Compensation(1)				Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation(2)	Deferred/ Restricted Stock Awards(3)	Securities Underlying Options/ SARs (#)	LTIP Payouts	All Other Compen- sation(4)
Thomas J. May Chairman, President and Chief Executive Officer	2004 2003 2002	$776,667 740,000 706,667	$1,470,000 1,400,000 1,210,000	- - -	$1,815,375 1,620,000 1,359,900	100,000 100,000 100,000	- - -	$8,200 8,000 8,000

Douglas S. Horan Senior Vice President, Strategy, Law & Policy, Secretary and General Counsel	2004 2003 2002	$343,333 325,000 310,000	$445,000 425,000 385,000	- - -	$338,870 302,400 294,645	35,000 35,000 25,000	- - -	$8,200 8,000 8,000

James J. Judge Senior Vice President, Treasurer and Chief Financial Officer	2004 2003 2002	$343,333 325,000 310,000	$445,000 425,000 385,000	- - -	$338,870 302,400 294,645	35,000 35,000 25,000	- - -	$8,200 8,000 8,000

Werner J. Schweiger Senior Vice President, Operations	2004 2003 2002	$331,667 310,000 250,000	$410,000 345,000 260,000	- - -	$338,870 302,400 313,075	35,000 35,000 35,000	- - -	$8,200 8,000 8,000

Joseph R. Nolan, Jr Senior Vice President, Customer & Corporate Relations	2004 2003 2002	$255,000 243,000 215,000	$260,000 250,000 215,000	- - -	$242,050 216,000 158,655	18,000 18,000 14,000	- - -	$8,200 8,000 7,100

(1)	The amounts in these columns represent the aggregate total of cash compensation received and compensation deferred by the above-named individuals. Compensation was deferred in 2004 pursuant to the provisions of NSTAR’s Deferred Compensation Plan.

(2)	The dollar value of perquisites and other personal benefits, securities or properties totaling either $50,000 or 10% of total annual salary and bonus, together with various other earnings, amounts reimbursed for the payment of taxes and the dollar value of any stock discounts not generally available are required to be disclosed in this column. In 2004, there were no such perquisites, earnings, reimbursements or discounts paid or made in excess of such limits.

(3)	Deferred Common Share awards are valued at the closing market price as of the date of the grant. The awards vest one-third on each of the first, second and third anniversaries of the date of the grant. Dividends will accrue on the awards from the date of grant and are payable in the form of additional shares, which vest at the same time the awards vest. Aggregate deferred unvested Common Share holdings and the value thereof based on the closing price of the Common Shares on December 31, 2004 are as follows: Mr. May, 72,500 shares ($3,935,300); Mr. Horan, 13,833 shares ($750,855); Mr. Judge, 13,833 shares ($750,855); Mr. Schweiger, 14,000 shares ($759,920) and Mr. Nolan, 9,500 shares ($515,660).

(4)	The amounts in this column represent the aggregate contributions or account credits made by NSTAR during 2004 on behalf of the above-named individuals to the NSTAR Savings Plan. The NSTAR Savings Plan is a defined contribution plan. The Plan incorporates salary deferral provisions pursuant to Section 401(k) of the Internal Revenue Code for all employees who have elected to participate on that basis.

Option Grants in 2004
	Individual Grants
Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees In 2004	Exercise Or Base Price ($/Sh.)	Expiration Date	Grant Date Present Value ($) (2)
Thomas J. May	100,000	31.6%	$48.41	4-28-2014	$374,000
Douglas S. Horan	35,000	11.1%	$48.41	4-28-2014	$130,900
James J. Judge	35,000	11.1%	$48.41	4-28-2014	$130,900
Werner J. Schweiger	35,000	11.1%	$48.41	4-28-2014	$130,900
Joseph R. Nolan, Jr.	18,000	5.7%	$48.41	4-28-2014	$67,320

(1)	Options vest one-third annually beginning April 28, 2005.

(2)	Based on the closing price of $48.41 on April 28, 2004. The grant date present values were determined using the Black-Scholes option-pricing model. There is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model. Assumptions used for the model are as follows: stock volatility, 14.78%; risk-free rate of return, 3.39%; dividend yield, 4.90%; and time to exercise, four years.

Aggregated Option/SAR Exercises and Fiscal Year-End Option Value Table
Name	Shares/SARs Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At Fiscal Year-End (#) Exercisable/Unexercisable	Value of Securities Underlying Unexercised In-the-Money Options At Fiscal Year-End ($) (1) Exercisable/ Unexercisable
Thomas J. May	0	$0	379,000/200,000	$4,617,994/$1,624,001
Douglas S. Horan	0	$0	112,333/66,667	$1,765,651/$538,569
James J. Judge	0	$0	110,733/66,667	$1,720,003/$538,569
Werner J. Schweiger	0	$0	35,000/70,000	$354,234/$576,466
Joseph R. Nolan, Jr.	0	$0	30,533/34,667	$350,404/$280,390

(1)	Based on the closing price of NSTAR Common Shares on December 31, 2004 of $54.28.

Retirement Benefits

The following table shows the estimated annual retirement benefits payable to executive officers under NSTAR’s qualified pension plan, excess benefit plan and Supplemental Executive Retirement Plan, assuming retirement at age 65. The NSTAR Pension Plan is a non-contributory defined benefit plan which covers substantially all of the employees of the Company, including the Named Executive Officers. The Pension Plan provides benefits which vary according to pay, subject to a $210,000 limitation (as indexed) on eligible compensation. The benefit is payable following termination of employment either as a lump sum or in one of several annuity options. The NSTAR Excess Benefit Plan provides benefits which otherwise would have been paid from the NSTAR Pension Plan, but for IRS Code limitations. The Supplemental Executive Retirement Plan is a non-qualified pension plan providing a maximum benefit of 60% of compensation after attainment of 20 years of credited service and age 60 (age 62 as to executive officers appointed after 1996). The Supplemental Executive Retirement Plan provides the incremental benefits in excess of the benefits paid under the qualified and excess plans necessary to reach the benefit shown in the table. The benefits presented are based on a straight life annuity and are reduced by up to 50% of the participant’s primary Social Security benefit and by the amount of the combined benefits the participant receives under NSTAR’s pension and excess benefit plans. With regard to two executive officers, the benefits payable differ from those described above. The supplemental benefit payable to Mr. Schweiger begins at age 55, not 62, and is further reduced by benefits he is entitled to receive under previous employers’ retirement plans. Mr. May can elect an alternative supplemental retirement benefit equal to 33% of final base salary annually for 15 years in lieu of the benefits provided under the Supplemental Executive Retirement Plan.

PENSION PLAN TABLE

Average Annual Compensation	Years of Credited Service
	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years
$ 400,000	$120,000	$180,000	$240,000	$240,000	$240,000	$240,000
600,000	180,000	270,000	360,000	360,000	360,000	360,000
800,000	240,000	360,000	480,000	480,000	480,000	480,000
1,000,000	300,000	450,000	600,000	600,000	600,000	600,000
1,200,000	360,000	540,000	720,000	720,000	720,000	720,000
1,400,000	420,000	630,000	840,000	840,000	840,000	840,000
1,600,000	480,000	720,000	960,000	960,000	960,000	960,000
1,800,000	540,000	810,000	1,080,000	1,080,000	1,080,000	1,080,000
2,000,000	600,000	900,000	1,200,000	1,200,000	1,200,000	1,200,000
2,200,000	660,000	990,000	1,320,000	1,320,000	1,320,000	1,320,000
2,400,000	720,000	1,080,000	1,440,000	1,440,000	1,440,000	1,440,000

For purposes of computing retirement benefits, Mr. May, Mr. Horan, Mr. Judge, Mr. Schweiger and Mr. Nolan currently have 29, 28, 28, 3 and 20 years of credited service, respectively.

Final average annual compensation for purposes of calculating the benefits under the Supplemental Executive Retirement Plan is the highest average annual compensation of the participant during any consecutive 36-month period. Compensation taken into account in calculating the benefits described above includes salary and annual bonus, including any amounts deferred under the terms of the Deferred Compensation Plan.

Change in Control Agreements

NSTAR has entered into Change in Control Agreements (the “CIC Agreements”) with certain key employees, including the Named Executive Officers, which provide severance benefits in the event of certain terminations of employment following a “Change in Control” (as defined below). If, following a Change in Control, a Named Executive Officer’s employment were to be terminated other than for cause or for reasons specified in the CIC Agreements, the executive would receive severance pay in an amount equal to three times the sum of his or her annual base salary, at the rate in effect immediately prior to the date of termination or immediately before the Change in Control, whichever is higher, plus an amount equal to three times his or her actual bonuses under the annual and long-term compensation plans paid during the most recently completed fiscal year, or three times his or her target bonus awards under the annual and long-term compensation plans for the fiscal year in which the termination occurs, whichever is higher. In addition, the CIC Agreements provide for a pro-rated bonus and long-term compensation payment for the year in which the termination occurs, the immediate vesting of any awards, immediate payment of deferred compensation amounts upon such termination and payments equal to the benefit the executive would have received under NSTAR’s Pension and Supplemental Executive Retirement Plans, assuming the executive was vested and remained employed for an additional three years. For three years following any such termination of employment, the executive would be entitled to participate in all welfare plans provided by NSTAR. The CIC Agreements further provide for a “gross-up” payment under which, if amounts paid under such agreements would be subject to a federal excise tax on “excess parachute payments,” NSTAR would pay the executive an additional amount, so that after payment of all such taxes by the executive, the executive will have received the amount otherwise payable in the absence of any such taxes. A Change in

Control under the agreement generally includes the following events: (i) a person or group becomes the beneficial owner of more than 30% of the voting power of NSTAR’s Common Shares; (ii) continuing trustees cease to be a majority of the NSTAR Board; (iii) a consolidation, merger or other reorganization or sale or other disposition of all or substantially all of the assets of NSTAR (other than certain defined transactions); or (iv) approval by Common Shareholders of a complete liquidation or dissolution of NSTAR.

STOCK PERFORMANCE GRAPHS

The line-graph presentations set forth below compare cumulative five-year and ten-year shareholder returns with the S&P 500 Index and an index of companies selected by NSTAR. NSTAR has approved the use of the Edison Electric Industry Index (EEI Index), a recognized industry index of 64 investor-owned utility companies. Consistent with the stock price and stock/cash election terms which were approved by Shareholders in the 1999 merger, the second graph describes performance of BEC Energy over the term preceding the BEC Energy/Commonwealth Energy System merger and of NSTAR from August 25, 1999 to December 31, 2004. Pursuant to the SEC’s regulations, the graphs below depict the investment of $100 at the commencement of the measurement period, with dividends reinvested.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

The Audit, Finance and Risk Management Committee has appointed PricewaterhouseCoopers LLP, a firm of independent certified public accountants, as the Company’s independent public accountants for the 2005 fiscal year. PricewaterhouseCoopers LLP has been the independent public accountants of the Company since the formation of NSTAR in 1999, and served as the independent public accountants of Boston Edison Company prior to the 1999 merger that created NSTAR. Neither PricewaterhouseCoopers LLP nor any of its members has any direct or indirect financial interest in or any connection with the Company in any capacity other than as NSTAR’s independent public accountants. Although Shareholder approval of the Audit, Finance and Risk Management Committee’s appointment is not required by law, the Board of Trustees believes that it is consistent with principles of good corporate governance that public companies give shareholders an opportunity to ratify this appointment. A representative of PricewaterhouseCoopers LLP is expected to be in attendance at the Annual Meeting. This representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from Shareholders. If this proposal is not approved at the Annual Meeting, the Audit, Finance and Risk Management Committee may reconsider its appointment.

Even if the appointment is ratified, the Audit, Finance and Risk Management Committee may, in its discretion, change the appointment at any time during the year it if determines that such a change would be in the best interests of the Company and its Shareholders.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC

ACCOUNTANTS FOR 2005.

PROPOSAL NO. 3: APPROVAL OF AN AMENDMENT TO

THE DECLARATION OF TRUST TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES FROM 100,000,000 TO 200,000,000

There will be presented to Shareholders by the Board of Trustees a proposal to amend Section 28 of the Company’s Declaration of Trust, which section sets forth the present authorized number of Common Shares of beneficial interest. The proposed amendment would increase the number of authorized Common Shares from 100,000,000 to 200,000,000. The proposed amendment to the Declaration of Trust will not affect the number of authorized Preferred Shares. The increase would be effected by amending Section 28 to read as follows in its entirety:

“28. Number; Nonassessable. The entire beneficial interest in the Trust estate and in all business conducted by the Company and all profits earned by it shall be, and during the continuance of this trust shall remain, in the owners from time to time of transferable shares of beneficial interest. The shares of beneficial interest shall consist of (i) 200,000,000 common shares all of the same class and each with a par value of one dollar ($1.00), and (ii) 10,000,000 preferred shares, each with a par value of one dollar ($1.00) and may be issued from time to time by the Trustees without the necessity of obtaining the consent of the Shareholders. Subject to the limitations prescribed by law and the provisions of this declaration of trust, the Trustees are authorized to issue the preferred shares from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the Trustees in a resolution or resolutions providing for the issue of such preferred shares. Subject to the powers, preferences and rights of any preferred shares, including any series thereof, having any preference or priority over, or rights superior to, the common shares and except as otherwise provided by law, the holders of the common shares shall have and possess all powers and voting and other rights pertaining to the shares of this Company and each common share shall be entitled to one vote. All shares issued and to be issued shall be fully paid and nonassessable except to the extent otherwise specifically provided in the certificates representing such shares. In any issue of common shares, fractional shares may be issued if authorized by the Trustees; and in lieu thereof the Trustees may issue transferable or nontransferable instruments representing or relating to fractional interests (on such terms and in such form as the Trustees shall determine) and may appoint an exchange agent or exchange agents to assist Shareholders in buying or selling such fractional interests.”

The Trustees of the Company have concluded that it would be desirable for the Common Shares of the Company to be split on a two-for-one basis through the declaration of a dividend of one Common Share for each Common Share outstanding. The Trustees believe a split will broaden the market for the Company’s Common Shares and result in a wider distribution of the Company’s Common Shares, both of which are regarded by the Trustees as being in the best interests of the Company and its Shareholders. In order to accomplish this, it would be necessary to increase the total number of Common Shares authorized for issuance, which requires approval by Common Shareholders. Shareholders approval of any Common Share dividend is not required by the terms of the Declaration of Trust. Accordingly, the Trustees have proposed that the Declaration of Trust of the Company be amended so as to change the number of authorized Common Shares of the Company from 100,000,000 Common Shares to 200,000,000 Common Shares.

If the proposed increase in authorized shares is approved by the requisite holders of Common Shares, the proposed amendment will become effective upon the filing of the amended Declaration of Trust, as required by the terms of the Declaration of Trust and the laws of the Commonwealth of Massachusetts. It is presently expected that, if Shareholders approve the amendment to the Declaration of Trust, the Trustees will vote to declare the Common Share dividend at the Board meeting immediately following the Annual Meeting of Shareholders. The Board of Trustees, however, may also determine not to effect the share split.

On March 7, 2005, there were 100,000,000 Common Shares authorized, of which 53,339,657 were issued and outstanding. After giving effect to the proposed amendment, the number of Common Shares authorized would increase to 200,000,000 and, upon the effective date of the anticipated Common Share dividend, the number of Common Shares issued and outstanding as aforesaid would double. The additional authorized Common Shares will provide the Company with flexibility to issue its shares in connection with future actions (in addition to the anticipated Common Share dividend), such as financings, corporate mergers and acquisitions, use in employee benefit plans or other corporate transactions. The additional authorized Common Shares may be issued in the future without further approval of the Shareholders, except as required in particular cases by the Company’s Declaration of Trust, applicable laws or rules of any stock exchange. As of the date of this proxy statement, we have no specific plans, arrangement or understandings with respect to the sale or issuance of such shares other than pursuant to the Dividend Reinvestment and Direct Common Shares Purchase Plan or other equity compensation plans of the Company.

In addition to the more traditional uses described above, the Company could issue the additional shares as a defense against efforts to obtain control of the Company. For example, the new Common Shares could be issued to dilute the stock ownership of a person attempting to acquire control of the Company. The proposed increase has not, however, been proposed for an anti-takeover-related purpose, and the Board of Trustees has no current knowledge of any current efforts by a third party to effect a change in control of the Company.

The adoption of this proposal requires the affirmative vote of the holders of a majority of the Common Shares represented in person or by proxy and entitled to be voted at the meeting. Proxies that are granted without providing voting instructions will be voted FOR approval of the proposal.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT

TO THE DECLARATION OF TRUST TO INCREASE THE NUMBER OF AUTHORIZED COMMON

SHARES FROM 100,000,000 TO 200,000,000.

OTHER MATTERS

Voting Procedures

Pursuant to Massachusetts law and the terms of the NSTAR Declaration of Trust, a majority of the Common Shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

Trustees will be elected by a plurality of the votes properly cast at the meeting. Proposals No. 2 and 3 require the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. As stated, votes may be cast by mail, telephone or the Internet. Instructions with respect to electronic voting are included on the proxy card. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a trustee or that reflect abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes have any effect on the outcome of voting on the election of trustees. For purposes of Proposals No. 2 and 3, abstentions are considered in determining the number of votes required to obtain a majority of the shares present and entitled to vote and will have the same effect as votes cast against the proposal. Broker non-votes will not have an effect on the vote for Proposals No. 2 and 3.

Adjournment of Meeting

If sufficient votes in favor of any of the proposals set forth in the Notice of Annual Meeting are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies with respect to any such proposals. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote. They will vote against any such adjournment those proxies required to be voted against any of such adjournment proposals. The Company will pay the costs of any additional solicitation and of any adjourned session.

Other Business

The Board of Trustees of NSTAR has no reason to believe that any other business will be presented at the Annual Meeting. If any other business shall be properly presented, votes pursuant to the proxy will be cast thereon in accordance with the discretion of the persons named in the accompanying proxy.

Shareholder Proposals

Shareholders of NSTAR who wish to make a proposal at the 2006 Annual Meeting and have such proposal be eligible for inclusion in the NSTAR proxy statement should submit the proposal to NSTAR at its principal office at 800 Boylston Street, Boston, Massachusetts, 02199, Attention: Douglas S. Horan, Secretary, on or before November 23, 2005. NSTAR Shareholders who wish to make a proposal at the 2006 Annual Meeting without regard to whether it will be included in NSTAR’s proxy material should notify NSTAR no later than February 10, 2006. If a Shareholder who wishes to present a proposal fails to notify NSTAR by the due date, the proxies that management solicits for the meeting will accord them discretionary authority to vote on the Shareholder’s proposal if it is properly brought before the meeting.

Shareholder Nominations of Trustees

A Shareholder who wishes to nominate a candidate for election as a trustee at the Annual Meeting must follow the procedures set forth in Section 2.1 of NSTAR’s Bylaws. In general, these procedures require that written notice of a Shareholder’s intention to make a nomination must be submitted to the Secretary of NSTAR at least 45 days before the anniversary of the prior year’s Annual Meeting and must contain certain specified information concerning the person to be nominated and the Shareholder submitting the nomination, together with the consent of the nominee to serve as a trustee if so elected.

In addition, it is the Company’s policy to consider Shareholder requests that a candidate be considered by the Board Governance and Nominating Committee for inclusion as a trustee nominee in the Proxy Statement. Candidate recommendations received from Shareholders are evaluated by the Committee in the same manner as recommendations received from other sources. A Shareholder who wishes to submit a candidate for trustee for consideration by the Board Governance and Nominating Committee should provide written notice to the Secretary of the Company at the following address: Douglas S. Horan, Secretary, NSTAR, 800 Boylston Street, Boston, MA 02199. The submission must be received by no later than 120 days before the anniversary of the release of the proxy statement for the prior year’s Annual Meeting (or if the date of the Annual Meeting has been changed by more than 30 days, a reasonable time before the Company begins to print and mail its proxy statement), or November 23, 2005, for the 2006 Annual Meeting. The submission must include the following information: (a) all information relating to such candidate that is required to be disclosed pursuant to Regulation 14A under the Securities and Exchange Act of 1934 together with an appropriate consent of the candidate; (b) the name and address of the Shareholder making the submission and the number of the Company’s Common Shares which are owned beneficially and of record by such Shareholder; (c) a description of all arrangements or understandings (whether written or oral) between the Shareholder and the candidate, or any other person or entity regarding the candidate (identifying such person or persons); and (d) appropriate biographical information and a statement as to the qualifications of the candidate.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of NSTAR’s Common Shares:

The Annual Meeting of Shareholders of NSTAR will be held at the Bank of America Auditorium, 100 Federal Street, Boston, Massachusetts 02110, on Thursday, April 28, 2005, at 11:00 a.m., for the following purposes:

1. To elect four Class III Trustees to serve until the 2008 Annual Meeting and until the election and qualification of their respective successors.

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for 2005.

3. To amend Section 28 of the Company’s Declaration of Trust to increase the number of the Company’s authorized Common Shares from 100,000,000 to 200,000,000.

4. To transact any other business which may properly come before the Annual Meeting or any adjournment thereof.

Further information as to the matters to be considered and acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

Only the holders of Common Shares of NSTAR as of the close of business on March 7, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

Please sign, date and return the accompanying proxy in the enclosed return envelope, which requires no postage if mailed in the United States, or cast your vote by telephone or the Internet. Your proxy may be revoked at any time before the vote is taken by delivering to the Secretary a revocation or a proxy bearing a later date.

By Order of the Board of Trustees,

Douglas S. Horan

Senior Vice President, Secretary and General Counsel

Boston, Massachusetts March 28, 2005

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

PROXY / VOTING INSTRUCTIONS

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

11:00 A.M. THURSDAY APRIL 28, 2005

BANK OF AMERICA AUDITORIUM, 100 FEDERAL STREET

BOSTON, MASSACHUSETTS 02110

The undersigned hereby appoints Gary L. Countryman, Thomas G. Dignan, Jr. and Matina S. Horner and each or any of them proxies, with power of substitution, to act and vote in the name of the undersigned, with all the powers that the undersigned would possess if personally present, on all matters which may come before the Annual Meeting of Shareholders of NSTAR to be held on April 28, 2005 and any adjournment thereof.

The proxies are hereby authorized and instructed upon the matters specified in the Notice of Annual Meeting as set forth on the reverse side hereof. If no choice is indicated as to a proposal, the proxies shall vote in accordance with the Trustees’ recommendations. The proxies shall vote in their best judgment on any other matter which may properly come before the Annual Meeting.

This card also constitutes voting instructions for participants in the NSTAR Savings Plan. The undersigned hereby directs the applicable trustee to vote all Common Shares credited to the undersigned’s accounts at the Annual Meeting and at any adjournment thereof.

SEE REVERSE SIDE

UNLESS VOTING ELECTRONICALLY OR BY TELEPHONE,

PLEASE MARK YOUR VOTE, SIGN AND DATE THIS PROXY ON THE REVERSE

SIDE AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE

SEE REVERSE

SIDE

c/o EquiServe Trust Company, N.A.

P.O. Box 8694

Edison, NJ 08818-8694

NSTAR

2005 ANNUAL MEETING

Thursday, April 28, 2005

11:00 AM

Bank of America Auditorium

100 Federal Street

Boston, Massachusetts 02110

A D M I S S I O N T I C K E T

Your vote is important. Please vote immediately.

Vote-by-Internet

1. Log on to the Internet and go to www.eproxyvote.com/nst

2. Follow the steps outlined on the secured website.

OR

Vote-by-Telephone

1. Call toll-free 1-877-779-8683 (within the U.S. and Canada) or 1-201-536-8073 (outside the U.S. and Canada).

2. Follow the recorded instructions.

If you vote by telephone or Internet, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒ Please mark votes as in this example.

0475

The Board of Trustees recommends a vote FOR Proposal 1, Proposal 2 and Proposal 3

1. Election of Trustees

Nominees: (01) Charles K. Gifford

(02) Paul A. La Camera

(03) Sherry H. Penney

(04) William C. Van Faasen

FOR ALL

NOMINEES

WITHHELD FROM ALL NOMINEES

For all nominees except as noted above

FOR AGAINST ABSTAIN

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for 2005.

3. To amend Section 28 of the Company’s Declaration of Trust to increase the number of the Company’s authorized Common Shares from 100,000,000 to 200,000,000.

MARK HERE IF YOU HAVE MADE COMMENTS ON THIS CARD

MARK HERE TO DISCONTINUE MAILING ANNUAL REPORT (For multiple accounts only)

Please sign exactly as your name appears. When signing as attorney, agent, guardian, executor, administrator, trustee or in another capacity, please give your full title as such.

Signature:

Date:

Signature:

Date: